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                                                               EXHIBIT 10(i)(ii)

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement (hereafter referred to as this "Agreement") is made by and between UST Corp., a Massachusetts corporation, (the "Company") and Timothy J. Hansberry (the "Employee") as of the 10th day of August, 1998 (the "Effective Date").

         In consideration of the mutual promises, terms and conditions contained in this Agreement, the parties agree as follows:

         1. EMPLOYMENT. The Company agrees to employ the Employee, and the Employee agrees to accept employment, subject to the terms and conditions contained in this Agreement.

         2. TERM. Subject to earlier termination, as provided hereafter, the Employee's employment hereunder shall be for an initial term commencing on the Effective Date and ending on January 4, 2000 (the "Initial Term"), and shall automatically renew thereafter for a first renewal term which shall expire on August 9, 2001; provided, however, that the Company, at its option, may elect to extend the first renewal term beyond August 9, 2001 to the expiration date of any employment agreement between the Company and Mr. Neal F. Finnegan with an effective date on or about January 5, 2000. Upon the expiration of the first renewal term of this Agreement, this Agreement shall automatically renew thereafter for successive terms of one year each, unless either party gives notice to the other at least sixty (60) days prior to the expiration of the first renewal term or any subsequent renewal term that this Agreement shall not renew. Notwithstanding the foregoing, in the event that this Agreement is in effect on the date of consummation of a Change of Control, as defined in Section 5.g.ii below, this Agreement shall automatically be extended on said date such that the remaining term of the Agreement shall then be two (2) years and, upon the expiration of that extension, shall thereafter resume automatic renew for successive terms of one year each, unless either party gives notice to the other at least sixty (60) days prior to the expiration of the extension or any subsequent renewal term that this Agreement shall not renew. The term of this Agreement, as from time to time renewed or extended in accordance with this
Section 2, is hereafter referred to as "the term hereof" or "the term of this Agreement."

         3. PERFORMANCE.

                  a. During the term hereof, the Employee shall serve the Company as its Vice Chairman and Chief Operating Officer and as President and Chief Operating Officer of USTrust and, if so elected or appointed from time to time, shall also serve as a director of the Company or as a director or officer of one or more of the Company's Affiliates, as defined in Section 15, below. The Employee shall perform the duties and assume the responsibilities of such positions and such other appropriate duties and responsibilities as may be assigned by the Board of Directors of the Company (the "Board") or its designees. All such services shall be rendered by the Employee in good faith and in a manner consistent with banking industry standards.
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                  b. During employment, the Employee shall devote his full
business time and best efforts, judgment, skill and knowledge exclusively to the advancement of the interests of the Company, USTrust and any other Affiliates of the Company with which he holds a position or office and to the discharge of his duties and responsibilities for those entities. While employed by the Company or any of its Affiliates, the Employee shall not be engaged in any other business activity, except with the written approval of the Board or its designee or of the President of the Company. It is agreed, however, that the provisions of this
Section 3.b shall not be violated by the Employee's holding of directorships or related positions in charitable, educational or not-for-profit organizations which do not involve continuous or substantial time commitments or by passive personal investment activities, provided that such positions and activities are not in conflict, and do not otherwise interfere, with the Employee's duties and responsibilities to the Company, USTrust or any of the Company's other Affiliates.

         4. COMPENSATION.

                  a. BASE SALARY. As compensation for all services performed for the Company and its Affiliates during the term of this Agreement, the Company shall pay the Employee a base salary at an annual rate of not less than Three Hundred and Twenty-Five Thousand Dollars ($325,000), subject to increase from time to time by the Company in its discretion. The Employee's base salary, as from time to time increased, is hereafter termed the "Base Salary."

                  b. BONUS. During the term hereof, the Employee shall be eligible to participate in the Company's annual incentive plan for executives, as in effect from time to time, in accordance with its terms. The Employee shall not be eligible to participate in any other bonus plan, program or arrangement of the Company or USTrust during the term hereof unless expressly so authorized by the Board.

                  c. AUTOMOBILE ALLOWANCE. The Employee shall receive an allowance of Seven Hundred and Ninety Dollars ($790) per month which he shall use to defray the costs of the business use of an automobile owned or leased by the Employee.

                  d. DUES AND EXPENSES. The Employee's annual dues and reasonable business expenses related to business of the Company, USTrust and the Company's other Affiliates at the Harvard Club and the Union Club shall also be reimbursed by the Company.

                  e. STOCK OPTIONS. The Employee shall be granted restricted stock and stock options in accordance with the vote of the Compensation Committee of the Board on May 19, 1998, which grant shall be subject to an agreement between the Employee and the Company on terms comparable to those generally offered to executive officers of the Company in connection with the grant of restricted stock and/or stock options (the "Stock Compensation Agreement") and the Company's Stock Compensation Plan, as amended by the Company from time to time (the "Stock Compensation Plan").

                  f. EMPLOYEE BENEFITS. During the term hereof, the Employee shall be entitled


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to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally or for executive officers of the Company generally, including without limitation the Company's Supplemental Retirement Benefits Plan(s), but excluding plans providing payments and/or other benefits in the event of termination of employment. Such participation shall be subject to the terms of the applicable plan documents, generally applicable Company policies and the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan.

         5. TERMINATION OF EMPLOYMENT. Notwithstanding the provisions of Section 2 above, the Employee's employment under this Agreement shall terminate under the following circumstances and, in that event, the Company shall have only such obligations to the Employee as are specified below under the applicable termination provision:

                  a. UPON DEATH. In the event of the Employee's death during the term hereof, the Employee's employment hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the Employee's designated beneficiary or, if no beneficiary has been designated by the Employee, to the Employee's estate, Base Salary earned but unpaid through the date of termination, any bonus awarded but not yet paid and pay for any vacation time accrued but not used through the date of termination. .

                  b. AS A RESULT OF DISABILITY. In the event that the Employee becomes disabled during the term hereof and, as a result, is unable to perform substantially all of his/her duties for the Company for more than one hundred and eighty (180) days during any period of three hundred and sixty-five (365) days, the Company may terminate the Employee's employment without further obligation upon notice to the Employee. In the event of such disability, the Employee will continue to receive the Base Salary and benefits in accordance with Section 4 hereof until the earlier of the date the Employee becomes eligible for disability income under the Company's long-term disability or workers' compensation insurance plan or the date his employment terminates.

                  c. BY THE COMPANY FOR CAUSE. The Company may terminate the Employee's employment for Cause at any time upon notice to the Employee. The following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination: (i) the Employee's willful failure to perform, or gross negligence in the performance of, his duties or responsibilities on behalf of the Company, USTrust and, as applicable, other Affiliates of the Company; (ii) the Employee's willful violation of any provision of federal or state banking or securities law; (iii) the Employee's gross misconduct; (iv) the Employee's fraud, embezzlement or other material dishonesty with respect to the Company, USTrust or any of the Company's other Affiliates or (v) his conviction of, or plea of no contest to, a felony; provided, however, in the event of Cause arising under clause (i), (ii) or (iii) of this Section 5.c, that the Company has given the Employee notice, setting forth in reasonable detail the nature of such Cause, and ten business days' opportunity to cure and the Employee has failed to effect a cure within that ten-day period in a manner which reasonably assures the Company that such Cause will not recur. In the event of termination hereunder, the Company shall have no further obligation to the Employee, other than


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for Base Salary earned but unpaid through the date of termination, any bonus awarded but not yet paid and pay for any vacation time accrued but not used through the date of termination.

                  d. BY THE COMPANY OTHER THAN FOR CAUSE. The Company may terminate the Employee's employment other than for Cause upon notice to the Employee under this subsection d or under subsection g below, whichever is applicable. In the event of such termination prior to, or more than two years following, a Change of Control and provided that the Employee executes the release of claims attached hereto and marked "A" (the "Employee Release") within twenty-one (21) days of his receipt of notice of termination of employment and does not timely revoke the Employee Release, the Company:

                  i. shall pay the Employee severance pay in an amount equal to eighteen (18) months' Base Salary at the rate in effect on the date of termination, which the Employee may elect to receive (A) in a single lump sum, payable within thirty (30) days following the effective date of the Employee Release or (B) as salary continuation payable at the Company's regular payroll periods and in accordance with its regular payroll practices commencing on the next regular payday immediately following the effective date of the Employee Release, but retroactive to the date of termination and,

                  ii. at the Employee's election, (A) shall continue to pay, for the period of eighteen (18) months following termination of the Employee's employment or, if earlier, until the date the Employee is covered under another employer's health plan that is comparable to that of the Company (the "Post-Employment Health Coverage Period"), that share of the premium cost of Employee's participation and that of his eligible dependents in the Company's group health plan as it pays for active employees of the Company and their eligible dependents generally OR (B) shall pay the Employee a single lump sum payment equal to the amount that the Company would have expended if participation had been elected and continued for a period of eighteen (18) months, which lump sum shall be payable within thirty (30) days following the effective date of the Employee Release, and the Employee and his eligible dependents may exercise any rights they have under Sections 601-607 of ERISA and Section 4980B of the Internal Revenue Code (collectively referred to as "COBRA") to continue participation in the group health plan at their cost, effective as of the date the Employee's employment terminates. Should the Employee elect option (A) above, the period of any continued health coverage to which the Employee and his eligible dependents may be entitled COBRA as a result of the Employee's termination of employment will commence at the end of the above-defined Post-Employment Health Coverage Period. Notwithstanding anything to the contrary contained herein, the Employee may elect option (A) directly above only if the Employee elects to receive payment under Section 5.d.i., above, in the form of salary continuation and,

                  iii. in addition to the above, shall pay the Employee any Base Salary earned but unpaid through the date of termination, any bonus awarded but not yet paid and pay for any vacation time accrued but used through the date of termination.

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                  e. BY THE EMPLOYEE FOR GOOD REASON. The Employee may terminate employment hereunder for Good Reason upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Employee: (i) failure of the Company to continue the Employee in his position as the Company's Vice Chairman and Chief Operating Officer and as President and Chief Operating Officer of USTrust; (ii) a change adverse to the Employee in the Employee's primary reporting relationship; (iii) material diminution in the nature or scope of the Employee's responsibilities, duties or authority; (iv) material failure of the Company to provide the Employee Base Salary and benefits in accordance with the terms of
Section 4 hereof; or (v) a permanent transfer of the Employee to a work site more than twenty-five miles distant from his work site immediately following the Effective Date. In the event of termination in accordance with this Section 5.e, the Company shall provide the Employee Base Salary and health plan benefits in accordance with Section 5.d hereof, provided that the Employee executes the Employee Release within twenty-one (21) days of his notice of termination of employment and provided further that the Employee does not timely revoke the Employee Release. In addition to the payments and benefits to be provided the Employee in accordance with this Section 5.e, the Employee shall be entitled to receive Base Salary earned but unpaid through the date of termination, any bonus awarded but not yet paid and pay for any vacation time accrued but used through the date of termination.

                  f. BY THE EMPLOYEE OTHER THAN FOR GOOD REASON. The Employee may resign employment other than for Good Reason at any time upon ninety (90) days' notice to the Company. In the event of such termination, the Company shall have no further obligation to the Employee, other than for Base Salary earned but unpaid through the date of termination, any bonus awarded but not yet paid and pay for any vacation time accrued but not used as of the date of termination.

                  g. UPON A CHANGE OF CONTROL.

                           i. Upon a Change of Control, as defined in Section
5.g.ii, below, the Employee shall be entitled to terminate this Agreement by notice to the Company or its successor, and in such event, and provided the Employee executes the Employee Release within twenty-one (21) days of the date he gives notice of termination of his employment and does not timely revoke it, the Employee shall be entitled to pay and benefits in accordance with Section 5.g.ii below.

                           ii. If a Change of Control occurs and (A) the
successor to the Company does not expressly assume the Company's obligations under this Agreement or (B) within two (2) years following such Change of Control, the Company terminates the Employee's employment other than for Cause, or the Employee terminates his employment for Good Reason, and, in any such event, the Employee executes the Employee Release within twenty-one (21) days of the date of notice of termination of his employment and does not


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timely revoke it, then, in lieu of any payment or other benefits to which the
Employee would otherwise be entitled under Section 5.d or 5.e hereof, the Company

                                    (1) shall provide the Employee a cash
         severance payment equal to 2.99 times his "base amount" as defined in
         Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, exclusive of his W-2 earnings resulting from the exercise of stock options, which cash severance payment shall be payable in one lump sum within five (5) business days following the effective date of the Employee Release and,

                                    (2) at the Employee's election, (A) shall
         continue to pay, during the Post-Employment Health Coverage Period, that share of the premium cost of Employee's participation and that of his eligible dependents in the Company's group health plan as it pays for active employees of the Company and their eligible dependents generally OR (B) shall pay the Employee a single lump sum payment equal to the amount that the Company would have expended if participation had been elected and continued for a period of eighteen (18) months, which lump sum shall be payable within thirty (30) business days following the effective date of the Employee Release, and the Employee and his eligible dependents may exercise their rights under COBRA to continue participation in the group health plan at their cost effective as of the date his employment terminates. Should the Employee elect option
         (A) above, the period of any continued health coverage to which the Employee and his eligible dependents may be entitled under COBRA as a result of the Employee's termination of employment will commence on the date immediately following termination of his employment.

                                    (3) Upon a Change of Control as defined in
         the Company's Stock Compensation Plan as amended by the Company from time to time, the vesting of any Company Restricted Common Stock ("Restricted Stock") or stock options to purchase Company Common Stock granted to the Employee and not yet exercised, expired, surrendered or canceled shall be in accordance with the Stock Compensation Plan.

                                    (4) If in connection with a Change of
         Control as defined in the Stock Compensation Plan any other employees who hold stock options under that Plan or Restricted Stock will have their options or Restricted Stock or both cashed out, whether under the Stock Compensation Plan or otherwise, the Employee shall have the right to have all or any of his options or Restricted Stock or both cashed out on the same basis and at the same time the options and Restricted Stock of such other employees are cashed out.

                                    (5) In addition to the payments and/or
         benefits to be provided the Employee under Subsections (1) and (2) of this Section 5.g.ii, the Employee shall be entitled to receive Base Salary earned but unpaid through the date of termination, any bonus awarded but not yet paid and pay for any vacation time accrued but used
         through                                      -6-
 the date of termination.

                           iii. Except as otherwise provided with respect to
subparagraphs g.ii.(3) and g.ii.(4) directly above, a "Change of Control" shall be deemed to have been consummated if hereafter

                                    (A) any "person", as such term used in
         Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") other than the Company or any of its Affiliates or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, of securities representing twenty-five (25%) percent or more of the combined voting power of the Company's then outstanding securities; or

                                    (B) during any period of two consecutive
         years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director [other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or (D) of this Section 6.g.iii] whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                                    (C) there occurs a merger or consolidation
         of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change of Control; or

                                    (D) the stockholders of the Company approve
         a plan of a complete liquidation of the Company; or

                                    (E) there occurs a closing of a sale or
         other disposition by the Company of all or substantially all of the Company's assets.

                  h. UPON EXPIRATION OF THE TERM HEREOF. Notice by the Company

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pursuant to Section 2 hereof that this Agreement shall not renew shall be treated as termination by the Company other than for Cause pursuant to Section 5.d. Notice by the Employee pursuant to Section 2 hereof that this Agreement shall not renew shall be treated as a termination by the Employee of his/her employment other than for Good Reason.

         6. CONFIDENTIAL INFORMATION. The Employee acknowledges that the Company and its Affiliates continually develops Confidential Information, as defined in
Section 15 below, that the Employee may develop Confidential Information for the Company and its Affiliates and that the Employee may learn of Confidential Information during the course of employment. The Employee agrees to comply with the policies and procedures of the Company and USTrust for protecting Confidential Information and agrees that he shall never disclose to any person, corporation or other entity, except as required for the proper performance of his regular duties for the Company, USTrust and the Company's other Affiliates, and shall never use for his own benefit or that of another, any Confidential Information obtained by the Employee incident to his employment or other association with the Company, USTrust or any of the Company's other Affiliates. The Employee understands that this restriction will continue to apply throughout his employment and after his employment terminates, regardless of the reason for such termination; provided, however, that the obligations contained in this
Section 6 shall not apply to any Confidential Information that becomes publicly known through no fault of the Employee and shall not prevent the Employee from disclosing Confidential Information as required by law or regulation.

         7. NON-COMPETITION. The Employee agrees that, in the event that he leaves his employment without Good Reason during the term hereof or is discharged during the term hereof for Cause, he will not enter into the employment of any other financial institution or entity in Eastern Massachusetts (as defined by the Federal Reserve Bank of Boston) having assets in excess of $1 billion for a period equal to the balance of the term provided for herein or for a period of six months, whichever is greater. The Employee further agrees that, for a period of two years following such termination of his employment, he will not directly or indirectly, for his own account or for the account of others,
(i) solicit the business of persons or entities whom he knows to be customers of the Company or any of its Affiliates with regard to the provision of any type of financial service provided by the Company or any of its Affiliates or (ii) after notice from the Company that any person or entity is a customer, commence or continue the solicitation of such business from such person or entity or (iii) solicit or hire executive personnel of the Company or any of its Affiliates for the benefit of any entity controlled by the Employee or by which the Employee is employed or from which the Employee receives any form of fee or compensation.

         8. REMEDIES. The Employee acknowledges that, if he were to breach any of the provisions of Section 6 or Section 7 of this Agreement, the harm to the Company and its Affiliates would be irreparable. The Employee therefore agrees that, in addition to any other remedies available to it, the Company and its Affiliates shall be entitled to obtain preliminary and permanent injunctive relief against any such breach, without having to post bond, and to


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
recover any and all costs and expenses incurred in enforcing this Agreement. In the event that any provision of Section 6 or Section 7 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

         9. TAXES. All payments made to the Employee under this Agreement shall be reduced by any tax or other amount required to be withheld by the Company under applicable law.

         10. REDUCTIONS. Notwithstanding anything to the contrary contained in this Agreement, (a) any and all payments and benefits to be provided to the Employee hereunder are subject to reduction to the extent required by applicable statutes, regulations, rules and directives of federal, state and other governmental and regulatory bodies having jurisdiction over the Company and/or any of its Affiliates and (b) the payments and benefits to which the Employee would be entitled pursuant to Section 5.g hereof or otherwise as a result of a Change of Control shall be reduced to the maximum amount for which the Company will not be limited in its deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision. Any such reduction shall be applied to the amounts due to the Employee in such manner as the Employee may reasonably specify within thirty (30) days following notice from the Company of the need for such reduction or, if the Employee fails to so specify timely, as determined by the Company.

         11. NO CONFLICTING AGREEMENT. The Employee hereby represents and warrants to the Company that he is under no contract, agreement or obligation which (i) prohibits him from entering into this Agreement, (ii) conflicts with the terms of this Agreement or (iii) prevents him, in any way, from performing the duties contemplated hereby.

         12. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. ASSIGNMENT. The Company may assign its rights and obligations under this Agreement without the consent of the Employee in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other person, corporation or other entity or transfer all or substantially all of its assets to any other person, corporation or other entity. The Company requires the personal services of the Employee and he may not assign this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee and their respective successors, executors, administrators, heirs and permitted assigns.

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
         14. INDEMNIFICATION. The Company shall, and the Company shall use its best efforts to cause its Affiliates to, indemnify the Employee to the maximum extent permitted by law and regulation in connection with any liability, expense or damage which the Employee incurs or to which the Employee is exposed as a result of the Employee's employment and positions with the Company and its Affiliates as contemplated by this Agreement, provided that the Employee shall not be indemnified with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company and its Affiliates. The Company, on behalf of itself and its Affiliates, hereby confirms that the occupancy of all offices and positions which are occupied or held by the Employee, now or hereafter, have been so occupied or held at the request of and for the benefit of the Company and its Affiliates for purposes of the Employee's entitlement to indemnification under applicable provisions of the respective articles of organization and/or other similar documents of the Company and its Affiliates.

         15. DEFINITIONS. As used in this Agreement:

         "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.

         "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others with whom any of them competes or does business, or with whom any of them plans to compete or do business, including without limitation any and all information concerning acquisition, expansion, and other strategic plans of the Company and its Affiliates, the identity and special needs of the customers of the Company and its Affiliates and the people and organizations with whom the Company or any of its Affiliates has business relationships and the substance of those relationships. Confidential Information also includes any information received by the Company or any of its Affiliates from customers or others with any understanding, express or implied, that it will not be disclosed.

         16. MISCELLANEOUS. This Agreement sets forth the entire agreement between the Company and the Employee and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the Employee's employment and all matters related thereto, including without limitation the agreement between the Employee and Affiliated Community Bancorp, Inc. dated as of the 14th day of October, 1997 and captioned "Special Termination Agreement," which the parties expressly agree shall be void and of no force or effect, and excluding only the Stock Compensation Agreement, which shall remain in effect. The headings and captions contained herein are for convenience of reference only and are not part of this Agreement. This Agreement may not be modified or amended, and no breach of this Agreement shall be deemed to be waived, unless agreed to in writing by the Employee and a duly authorized representative of the Company. This is a Massachusetts

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
contract and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         17. NOTICES. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, and addressed to the Employee at his last known address on the books of the Company or, in the case of the Company, at its main office, attention of the Senior Vice President, Human Resources with a copy to the General Counsel of the Company.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of the date first written above.

THE EMPLOYEE                                UST CORP.


/s/ Timothy J. Hansberry                    By: /s/ Eric R. Fischer
------------------------                        -------------------
    Timothy J. Hansberry                            Eric R. Fischer
                                            Title:  Executive Vice President
                                                  --------------------------

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
                                       "A"

                                RELEASE OF CLAIMS

         FOR AND IN CONSIDERATION OF the special payments to be made to me in connection with my separation of employment, as set forth in the employment agreement between UST Corp and me dated as of the 10th day of August, 1998 (the "Employment Agreement"), I, on my own behalf and on behalf of my heirs, beneficiaries and representatives and all others connected with me, hereby release and forever discharge UST Corp. (the "Company"), its Affiliates (as that term is defined in Section 15 of the Employment Agreement), and all of their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns and all others connected with them (all collectively, the "Released"), both individually and in their official capacities, from any and all liabilities, claims, demands, actions and causes of action of any type (all collectively "Claims") which I have had in the past, now have, or might now have, through the date of my execution of this Release of Claims, in any way resulting from, arising out of or connected with my employment or its termination or pursuant to any federal, state or local employment law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act and the Massachusetts fair employment practices act, each as may be amended).

         Excluded from the scope of this Release of Claims is (i) any claim arising hereafter under the terms of the Employment Agreement or under the terms of any of the Company's qualified and non-qualified employee benefit plans (including without limitation the Company's employee pension plan, profit sharing plan or stock ownership plan) and (ii) any right of indemnification or contribution pursuant to the Articles of Organization or By-Laws of the Company that I have or hereafter acquire if any claim is asserted or proceedings are brought against me by any governmental or regulatory agency, or by any customer, creditor, employee or shareholder of the Company, or by any self-regulatory organization, stock exchange or the like, related or allegedly related to my having been an officer or employee of the Company or to any of my activities as an officer or employee of the Company.

         By acceptance of or reliance on this Release of Claims, the Company promises that neither it nor any of the other Released affiliated with the Company will taken any action that is designed, specifically as to me or with respect to a class of similarly situated former employees, to reduce or abrogate, or may reasonably be expected to result in an abridgement or elimination of, any rights of indemnification or contribution available to me pursuant to the Articles of Organization or By-Laws of the Company, or under any policy or policies of directors and officers liability insurance affording coverage to former officers and in effect from time to time, unless any such abridgement or elimination of rights is also generally applicable to then-current officers and employees of the Company.

         In signing this Release of Claims, I acknowledge that I have had at least twenty-one


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
(21) days from the date of my receipt of notice of termination of my employment (or, if applicable, the date I gave such notice to the Company) to consider the terms of this Release of Claims, that I am encouraged by the Company to seek the advice of an attorney prior to signing this Release of Claims and that I am signing this Release of Claims voluntarily and with a full understanding of its terms. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the President of the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

         IN WITNESS WHEREOF, I have set my hand and seal on the date written below.


Signature: _________________________________
               Timothy J. Hansberry

Date Signed: _______________________________

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